UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VALLEY NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Valley National Bancorp (the “Company”), dated March 19, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 1, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 25, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2020

To the Shareholders of VALLEY NATIONAL BANCORP:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and associates, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Valley National Bancorp (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, May 1, 2020 at 9:00 a.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak and to comply with an Executive Order of the Governor of New Jersey, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 11, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/VLY2020, you must enter the control number found on your proxy card, voting instruction form or notice you received.

•	Shareholders who hold their shares in “street name” through a broker or other financial institution, may use the control number and the instructions mailed to them. The proxy card included with the proxy materials previously distributed to “street holders” will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting

•	We are mailing an explanatory letter with a new proxy card to holders whose shares are registered with American Stock Transfer (AST) and to plan participants. The new proxy card provides a new control number and instructions on how to vote and participate in the meeting. If a shareholder votes before receiving the letter, they will need to resubmit their votes using the instructions on the new proxy card.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting, and for registered holders and plan participants by the instructions on the new proxy card.

By Order of the Board of Directors,

Ronald H. Janis

Senior Executive Vice President, General Counsel and Secretary

March 25, 2020

The Annual Meeting on May 1, 2020 at 9:00 a.m. Eastern Time is available at www.virtualshareholdermeeting.com/VLY2020. The proxy statement and Annual Report are available on our website at http:www.valley.com/filings.html. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.